Exhibit 99.1

Landstar System, Inc.
13410 Sutton Park Drive, South
Jacksonville, FL 32224
904 398 9400

For Immediate Release	Contact: Bob LaRose
Landstar System, Inc.
www.landstar.com
April 20, 2006	904-398-9400
LANDSTAR SYSTEM REPORTS FIRST QUARTER REVENUE INCREASE OF
21 PERCENT AND A 52 PERCENT INCREASE IN EARNINGS PER DILUTED
SHARE TO A RECORD $.41 PER DILUTED SHARE
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR) reported revenue rose 21 percent to a record $610 million in the 2006 first quarter from $502 million in the 2005 first quarter. Net income for the 2006 first quarter was a record $24.4 million, or $.41 per diluted share, compared to net income of $16.8 million, or $.27 per diluted share, for the 2005 first quarter. Operating margin was 6.8 percent in the 2006 first quarter compared to 5.7 percent in the 2005 first quarter.
Landstar’s carrier group of companies generated $428 million of revenue in the 2006 first quarter, compared with revenue of $371 million in the 2005 first quarter. In the 2006 and 2005 first quarters, the carrier group invoiced customers $33.8 million and $20.6 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Revenue at Landstar Global Logistics was $173 million in the 2006 first quarter compared with $124 million in the 2005 first quarter. The 2006 and 2005 first quarter for Landstar Global Logistics included approximately $35 million and $7 million of revenue, respectively, from disaster relief services provided under a contract between Landstar Express America and the United States Department of Transportation/Federal Aviation Administration.

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Landstar System, Inc. also announced that its Board of Directors has declared a quarterly dividend of $0.025 per share. The dividend is payable on May 31, 2006, to stockholders of record at the close of business on May 10, 2006. It is the intention of the Board of Directors to continue to pay a quarterly dividend on a go forward basis.
“Landstar’s 2006 first quarter performance was the best first quarter operating performance in its history,” said Landstar President and CEO Henry Gerkens. “Consolidated revenue increased by 21 percent and diluted earnings per share increased 52 percent. Both revenue and earnings were the highest first quarter amounts in Landstar history. This increase reflected strong revenue growth at the carrier segment of 15 percent and a 40 percent increase in revenue at Landstar Global Logistics. On a consolidated basis, revenue generated through BCOs increased 9 percent, truck brokerage revenue increased 34 percent and rail intermodal revenue increased 44 percent. In addition to strong revenue growth, we continue to improve our operating margin, which increased 116 basis points compared to the 2005 first quarter to 6.8 percent.”
“Trailing twelve-month return on average equity remained high at 55 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 36 percent. During the 2006 first quarter, we purchased 249,300 shares of common stock at a total cost of $11,131,000, while reducing long-term debt by $63 million,” Gerkens said. “The Company has the ability to purchase an additional 2,275,927 shares of its common stock under its authorized share repurchase program.”
“So far, demand for our services remains strong. Based upon the continuation of the current operating environment, I would anticipate revenue growth for the 2006 second quarter to be within a range of 16 to 20 percent compared to the 2005 second quarter. I anticipate earnings for the second quarter of 2006 to be within a range of $.42 to $.48 per diluted share, including an anticipated charge of approximately $.02 per diluted share attributable to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment,” said Gerkens.
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the Company’s website at www.landstar.com. Click on Investors and then the webcast icon.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical

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facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements, which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions, including any such expressions with respect to the level of comfort with analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2005 fiscal year, described in Item 1A Risk Factors and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
About Landstar:
Landstar System, Inc. delivers safe, specialized transportation services to a broad range of customers worldwide. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party transportation capacity providers. Landstar’s carrier group, which is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc., delivers excellence in complete over-the-road transportation services. Landstar’s global logistics group, which is comprised of Landstar Global Logistics, Inc. and its subsidiaries Landstar Express America, Inc. and Landstar Logistics, Inc., provides international and domestic multimodal (over-the-road, air, ocean and rail) transportation, expedited and contract logistics services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(tables follow)

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Landstar System, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended
	April 1,	March 26,
	2006	2005
Revenue	$610,042	$502,212
Investment income	379	539

Costs and expenses:
Purchased transportation	458,250	377,578
Commissions to agents	47,011	39,126
Other operating costs	12,068	8,698
Insurance and claims	11,552	13,125
Selling, general and administrative(1)	35,836	31,815
Depreciation and amortization	4,093	3,962

Total costs and expenses(1)	568,810	474,304

Operating income(1)	41,611	28,447
Interest and debt expense	1,850	937

Income before income taxes(1)	39,761	27,510
Income taxes(1)	15,411	10,692

Net income(1)	$24,350	$16,818

Earnings per common share(1)	$0.41	$0.28

Diluted earnings per share(1)	$0.41	$0.27

Average number of shares outstanding:
Earnings per common share	58,901,000	60,396,000

Diluted earnings per share(1)	59,919,000	61,765,000

Dividends paid per common share	$0.025

(1)	On January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standard No. 123R, Share-Based Payment (“FAS 123R”), under the modified retrospective method. The adoption of FAS 123R resulted in the recognition of a $1,411,000 pretax charge for the thirteen week period ended April 1, 2006, which net of related income tax benefits, reduced net income by $944,000, or $.02 per common share ($.02 per diluted share).
In the thirteen week period ended March 26, 2005, the implementation of FAS 123R resulted in the recognition of a $1,512,000 pretax charge, which net of related income tax benefits, reduced net income by $1,060,000, or $.02 per common share ($.02 per diluted share).

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Landstar System, Inc.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Thirteen Weeks Ended
	April 1,	March 26,
	2006	2005
External Revenue

Carrier segment	$428,313	$371,043
Global Logistics segment	173,425	123,696
Insurance segment	8,304	7,473

External revenue	$610,042	$502,212

Operating Income

Carrier segment (1)	$40,571	$31,031
Global Logistics segment (1)	8,727	5,166
Insurance segment	6,676	4,092
Other (1)	(14,363)	(11,842)

Operating income (1)	$41,611	$28,447

(1)	Amounts for the thirteen weeks ended March 26, 2005, have been adjusted to reflect the provisions of Statement of Financial Accounting Standard No. 123R, Share-based Payment, under the modified retrospective method implemented by the Company January 1, 2006.

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Landstar System, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	April 1,	Dec. 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$49,401	$29,398
Short-term investments	20,496	20,693
Trade accounts receivable, less allowance of $5,439 and $4,655	437,286	534,274
Other receivables, including advances to independent contractors, less allowance of $4,444 and $4,342	21,644	11,384
Deferred income taxes and other current assets(1)	17,797	21,106

Total current assets(1)	546,624	616,855

Operating property, less accumulated depreciation and amortization of $71,501 and $68,561	85,449	89,131
Goodwill	31,134	31,134
Other assets	29,821	28,694

Total assets(1)	$693,028	$765,814

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$23,995	$29,829
Accounts payable	146,141	164,509
Current maturities of long-term debt	12,250	12,122
Insurance claims	31,923	27,887
Other current liabilities	62,579	65,149

Total current liabilities	276,888	299,496

Long-term debt, excluding current maturities	91,735	154,851
Insurance claims	32,244	37,840
Deferred income taxes	18,471	17,938

Shareholders’ equity:
Common stock, $.01 par value, authorized 160,000,000 shares, issued 64,391,342 and 64,151,902 shares	644	642
Additional paid-in capital(1)	90,043	84,532
Retained earnings(1)	415,425	392,549
Cost of 5,579,583 and 5,344,883 shares of common stock in treasury	(232,301)	(221,776)
Accumulated other comprehensive loss	(74)	(211)
Notes receivable arising from exercises of stock options	(47)	(47)

Total shareholders’ equity(1)	273,690	255,689

Total liabilities and shareholders’ equity(1)	$693,028	$765,814

(1)	Amounts as of December 31, 2005, have been adjusted to reflect the provisions of Statement of Financial Accounting Standard No. 123R, Share-based Payment, under the modified retrospective method implemented by the Company January 1, 2006.

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Thirteen Weeks Ended
	April 1,	March 26,
	2006	2005
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$303,793	$282,675
Other third party truck capacity providers	124,520	88,368

	$428,313	$371,043

Revenue per revenue mile	$1.99	$1.80

Revenue per load	$1,580	$1,444

Average length of haul (miles)	793	802

Number of loads	271,000	257,000

Global Logistics Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (2)	$24,832	$17,838
Other third party truck capacity providers	100,627	79,081
Rail, Air, Ocean and Bus Carriers(3)	47,966	26,777

	$173,425	$123,696

Revenue per load (4)	$1,500	$1,541

Number of loads (4)	92,000	76,000

	As of	As of
	April 1,	March 26,
	2006	2005
Capacity
Business Capacity Owners (1) (5)	8,219	7,828

Other third party truck capacity providers:
Approved and active (6)	13,698	11,737
Approved	8,381	7,255

	22,079	18,992

Total available truck capacity providers	30,298	26,820

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes revenue generated through Carrier Segment Business Capacity Owners.

(3)	Included in the 2006 thirteen week period was $10,856,000 of revenue attributable to buses provided under the FAA contract.

(4)	Number of loads and revenue per load exclude the effect of revenue derived from emergency transportation services provided under the FAA contract.

(5)	Trucks provided by business capacity owners were 8,932 and 8,659, respectively.

(6)	Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.